Exhibit 5.1

330 North Wabash Avenue Suite 2800 Chicago, Illinois 60611 Tel: +1.312.876.7700 Fax: +1.312.993.9767 www.lw.com
FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
May 29, 2014	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
Hyatt Hotels Corporation	London	Singapore
71 South Wacker Drive, 12th Floor	Los Angeles	Tokyo
Chicago, Illinois 60606	Madrid	Washington, D.C.
File No. 035992-0084

Re:	Registration Statement on Form S-3 with respect to 15,141,517 shares of Class A common stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as counsel to Hyatt Hotels Corporation, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for resale from time to time by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 15,141,517 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), 8,470 of which (the “Existing Shares”) are held by the Selling Stockholders and 15,133,047 of which (the “Conversion Shares”) are issuable upon conversion of shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) held by the Selling Stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the registration for resale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the

Hyatt Hotels Corporation

May 29, 2014

General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion, as of the date hereof:

1. The Shares have been duly authorized by all necessary corporate action of the Company.

2. The Existing Shares have been validly issued and are fully paid and nonassessable.

3. Upon issuance and delivery by the Company upon the conversion of the Class B Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company, the Conversion Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,